UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 4, 2026

Asbury Automotive Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-31262		01-0609375
(Commission File Number)		(IRS Employer Identification No.)

6655 Peachtree Dunwoody Road
Atlanta,	GA	30328
(Address of principal executive offices)		(Zip Code)

(770) 418-8200
(Registrant's telephone number, including area code)
None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Trading
Title of each class	Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	ABG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As described in Item 5.07 below, on May 4, 2026 at the 2026 Annual Meeting of the Stockholders of Asbury Automotive Group, Inc. (the “Company”), the Company’s stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation (the "Charter") to remove all supermajority voting requirements. Contingent upon stockholder approval of this proposal, the Company’s Board of Directors had previously adopted a resolution to remove the supermajority voting requirements within the Company’s By-Laws. Specifically, (i) Section 6.04 of Article VI, Section 8.01 of Article VIII, and Section 9.01 of Article IX of the Company’s Charter, and (ii) Section 8.01 of Article VIII of the Company’s By-Laws were amended by replacing the 80% supermajority vote requirement with a majority vote requirement. The foregoing description of the Charter and By-Laws amendments are qualified in its entirety by reference to the full text of the Charter and By-Laws, copies of which are attached hereto as Exhibit 3.1 and 3.2, respectively, and incorporated herein by reference.
Item 5.07 Submission of Matters to a Vote of Security Holders.
On May 4, 2026, the Company held its 2026 Annual Meeting of the Stockholders. The Company’s stockholders voted on the following five proposals as set forth below.
Proposal 1
The eleven director nominees named in the Company's proxy statement were elected, each to hold office until the 2026 annual meeting of stockholders and until their successors are duly elected and qualified, based upon the following votes:

NOMINEE	FOR	WITHHELD	BROKER NON-VOTES
Joel Alsfine	16,475,513	157,433	1,171,193
Daniel E. Clara	16,536,203	96,743	1,171,193
B. Christopher DiSantis	16,609,028	23,918	1,171,193
William D. Fay	16,485,908	147,038	1,171,193
David W. Hult	16,416,679	216,267	1,171,193
Juanita T. James	16,337,251	295,695	1,171,193
Maureen F. Morrison	16,204,750	428,196	1,171,193
Shamla Naidoo	16,578,706	54,240	1,171,193
Thomas J. Reddin	16,432,423	200,523	1,171,193
Bridget Ryan-Berman	16,577,675	55,271	1,171,193
Hilliard C. Terry, III	16,520,704	112,242	1,171,193

Proposal 2
The proposal to approve an advisory resolution on the compensation of the Company’s named executive officers was approved based on the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
16,161,591	467,488	3,867	1,171,193

Proposal 3
The proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026 was approved based on the following votes:

FOR	AGAINST	ABSTAIN
17,705,139	95,308	3,692

Proposal 4
The proposal to amend the Company’s Amended and Restated Certificate of Incorporation to eliminate the supermajority voting requirements was approved based on the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
16,612,986	18,028	1,932	1,171,193
Proposal 5
The stockholder proposal regarding special stockholder meetings was not approved based on the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
3,957,359	12,668,959	6,628	1,171,193
Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits.

The following exhibits are furnished as part of this report.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Asbury Automotive Group, Inc.
3.2	By-Laws of Asbury Automotive Group, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASBURY AUTOMOTIVE GROUP, INC.

Date: May 6, 2026	By:	/s/ Dean A. Calloway
	Name:	Dean A. Calloway
	Title:	Senior Vice President, General Counsel & Secretary